Exhibit 3.64

ARTICLES OF ORGANIZATION

OF

ALTAVIEW CONCRETE, LLC

The undersigned, acting pursuant to the Utah Revised Limited Liability Company Act (the “Act”), adopts the following Articles of Organization for the purpose of organizing a Utah limited liability company (the “Company”):

FIRST:	The Company’s name is Altaview Concrete, LLC.

SECOND:	The Company will continue until September 1, 2109, unless sooner dissolved by law or as provided in the Company’s operating agreement.

THIRD:	The Company is organized for any and all legal and lawful purposes pursuant to the Act.

FOURTH:	The address of the initial registered office of the Company and the name of its initial registered agent at such address are: Corporation Service Company, 2180 South 1300 East, Suite 650, Salt Lake City, UT 84106.

FIFTH:	The management of the Company shall be vested in its members. The name and street address of the initial member of the Company are: RSR Altaview Holdings, Inc., 9547 South 500 West, Sandy, UT 84070.

IN WITNESS WHEREOF, the undersigned member of Altaview Concrete, LLC has executed these Articles of Organization as of this 13 day of September, 2010.

RSR ALTAVIEW HOLDINGS, INC., a Utah corporation

By:	/s R. Scott Reynolds
R. Scott Reynolds, President

CERTIFICATE OF AMENDMENT

TO ARTICLES OF ORGANIZATION OF

ALTAVIEW CONCRETE, LLC

Pursuant to Section 48-2c-408 of the Utah Revised Limited Liability Company Act, as amended (the “Act”), the undersigned hereby causes this Certificate of Amendment (this “Certificate”) to be delivered to the Utah Department of Commerce, Division of Corporations and Commercial Code for filing, and states as follows:

FIRST: The name of the company is Altaview Concrete, LLC (the “Company”).

SECOND: The Fifth Article of the Articles of Organization of the Company (the “Articles”), is hereby amended and restated in its entirety to read as follows:

FIFTH:	The Company shall be managed by its sole member. The name and street address of the sole member of the Company are Harper- Kilgore, LLC, a Delaware limited liability company, P.O. Box 189 Magna, UT 84044.

THIRD: On September 15, 2010, the amendments to the Articles set forth above were adopted by the sole member of the Company, as required by Section 48-2c-803 of the Act, or as otherwise required by the Articles or the Company’s operating agreement.

[Signature page follows.]

IN WITNESS WHEREOF, the undersigned, in accordance with Section 48-2c-204 of the Act, hereby executes this Certificate as of September 15, 2010.

HARPER-KILGORE, LLC, a Delaware limited liability company, in its capacity as the sole member of the Company

By:	/s/ Anya Fonina
Name: Anya Fonina Title: Vice President

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